Exhibit 10.45

                LIEN SUBORDINATION AND INTER-CREDITOR AGREEMENT

            THIS  LIEN  SUBORDINATION  AND   INTER-CREDITOR   AGREEMENT  (this
"Agreement")  dated as of December 18, 2000, is between CMC Heartland Partners
("CMC  Heartland")  and  Heartland  Partners,   L.P.  (the  "Partnership"  and
collectively with CMC Heartland, the "Senior Creditor") and PG Oldco, Inc. ("PG" or "Junior Creditor"), and HEARTLAND TECHNOLOGY, Inc. ("Borrower"), with respect to certain financing arrangements with Borrower.

                                  BACKGROUND:

            1. Pursuant to a certain Settlement Agreement and Release dated as of December 18, 2000 (the "Settlement Agreement"), Junior Creditor has agreed to settle certain claims against Borrower in exchange for five (5) Promissory Notes from Borrower in the aggregate amount of $3,000,000, each dated as of December 18, 2000, made by Borrower and payable to the order of the Junior Creditor (collectively, the "Notes").

            2. In connection with the execution and delivery of the Notes, the Borrower has caused HTI Class B, LLC ("Grantor") to grant to Junior Creditor, pursuant to that certain Subordinated Security Agreement dated as of December 18, 2000 between Grantor and Junior Creditor (the "PG Security Agreement"), a lien on and security interest in the "Collateral" (as defined in the PG Security Agreement).

            3. In order to perfect the security interest granted by Grantor to Junior Creditor pursuant to the PG Security Agreement, Grantor, Junior Creditor, Partnership and CMC Heartland have entered into a Control Agreement dated as of December 18, 2000 (the "Junior Creditor Control Agreement" and together with the Notes and the PG Security Agreement, the "PG Loan Agreements").

            4. Senior Creditor has heretofore made, and may from time to time hereafter make, loans to Borrower and Borrower has executed and delivered to Senior Creditor that certain Line of Credit Promissory Note dated December 14, 2000, which loans are secured by a lien on and security interest in the Collateral pursuant to that certain Senior Security Agreement dated as of December 14, 2000, as heretofore or hereafter amended, between Senior Creditor and Grantor, and all instruments, documents, and agreements executed in connection therewith (collectively, the "Loan Agreements").

            5. Junior Creditor and Senior Creditor have each filed or may hereafter file financing statements under the Uniform Commercial Code with respect to the Collateral.

            6. Junior Creditor and Senior Creditor desire to agree to the relative priority of their respective security interests in and liens on the Collateral.

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            NOW,  THEREFORE,  in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, it is hereby agreed as follows:

1.    DEFINITIONS

            In addition to those terms defined elsewhere in this Agreement, the following definitions shall be applicable:

            1.1   Creditor  shall  mean  either  Senior   Creditor  or  Junior
Creditor.

            1.2 Creditor Claim shall mean either the Senior Creditor Claim or the Junior Creditor Claim.

            1.3 Senior Creditor Claim shall mean all "Obligations of Borrower to Senior Creditor as set forth in the Loan Agreements, including but not limited to, all sums loaned and advanced to or for the benefit of Borrower at any time, any interest thereon, any future advances, any costs of collection or enforcement, including reasonable attorneys' and paralegals' fees and expenses and any prepayment penalties.

            1.4 Junior Creditor Claim shall mean all obligations of Borrower to PG under the PG Loan Agreements, any costs of collection or enforcement, including but not limited to, reasonable attorneys' and paralegals' costs and fees.

            1.5 Uniform Commercial Code shall mean the Uniform Commercial Code as in effect from time to time in the State of Delaware and any successor statute thereto.

            1.6 Enforcement shall mean demand by any Creditor for payment or acceleration of the indebtedness of the Borrower, to repossess the Collateral or to commence the judicial enforcement of any of the rights and remedies under the Loan Agreements or the PG Loan Agreements, as applicable, or applicable law with respect to the Collateral.

            1.7 Enforcement Notice shall mean a written notice delivered, at a time when an Event of Default under the Loan Agreements or the PG Loan Agreements, as applicable, has occurred and is continuing, by any Creditor to the other Creditor announcing that it intends to commence Enforcement, specifying the relevant Event of Default, stating the current balance of its Creditor Claim and requesting the current balance of the other Creditor Claim.

            1.8 Event of Default shall mean any event of default under any of the Loan Agreements or PG Loan Agreements.

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2.    INTERCREDITOR AGREEMENT

            2.1 Lien Priorities. Notwithstanding the date, manner or order of perfection of the security interests and liens granted Junior Creditor or Senior Creditor, or the acquisition of purchase money or other security interests, or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, and notwithstanding any provisions of the Uniform Commercial Code, or any applicable law or decision or the PG Loan Agreements or the Loan Agreements, whether either Junior Creditor or Senior Creditor holds possession of all or any part of the Collateral, the following, as between Junior Creditor and Senior Creditor, shall be the relative priority of the security interests and liens of Junior Creditor and Senior Creditor in the Collateral:

            (1) Senior Creditor shall have a first and prior security interest in the Collateral and proceeds of any of the foregoing, including insurance proceeds relating thereto, up to the "Senior Debt Priority Amount" (as defined below). Senior Creditor shall have a second and subordinate security interest in the Collateral and proceeds of any of the foregoing, including insurance proceeds relating thereto, for all amounts in excess of the Senior Debt Priority Amount; and

            (2) Junior Creditor shall have a second and subordinate security interest in the Collateral and proceeds of any of the foregoing, including insurance proceeds relating thereto, up to the Senior Debt Priority Amount. Junior Creditor shall have a first and prior security interest in the Collateral and proceeds of any of the foregoing, including insurance proceeds relating thereto, for all amounts in excess of the Senior Debt Priority Amount;

The "Senior Debt Priority Amount" shall be a dollar amount equal to the amount of the Senior Debt (as defined in the PG Security Agreement) outstanding on the date hereof, which the parties agree is equal to $4,318,978.52, together with such additional debt as is incurred by Borrower in compliance with the Collateral Value Ratio (as defined in the PG Security Agreement). The subordinations and priorities specified in this Agreement are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated and, if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority agreements provided for in this Agreement shall not be effective as to the particular collateral which is the subject of the unperfected or avoidable security interest.

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            2.2   Distribution  of Proceeds of  Collateral.  At any time,  all proceeds of Collateral shall be distributed in accordance with the following procedure:

            (1) Proceeds of the Collateral shall first be applied to the Senior Creditor Claim up to the Senior Debt Priority Amount or up to the payment in full of the Senior Creditor Claim, whichever is lower. Proceeds of the Collateral shall be next applied to the payment in full of the Junior Creditor Claim. After payment in full of the Junior Creditor Claim, any remaining proceeds shall be applied to the payment in full of any remaining Senior Creditor Claim.

            (2) After the Senior Creditor Claim and the Junior Creditor Claim have been paid or satisfied in full, the balance of proceeds of Collateral, if any, shall be paid to Grantor or as otherwise required by applicable law.

            2.3 Enforcement Actions. Each Creditor agrees not to commence Enforcement until an Enforcement Notice has been given to each other Creditor. The parties hereto further agree that any Event of Default under any of the Loan Agreements or the PG Loan Agreements shall constitute an Event of Default under all of the foregoing and shall give to each Creditor the same rights and remedies subject to all applicable cure periods and the priorities set forth herein. Subject to the foregoing, Senior Creditor and the Junior Creditor agree that after the giving of an Enforcement Notice:

            (1) Any Creditor may, at its option, take any action to accelerate payment of its Creditor Claim and to foreclose or realize upon or enforce any of its rights with respect to the Collateral, subject to the priorities set forth herein.

            (2) Each Creditor agrees to execute and deliver to the foreclosing Creditor, promptly upon the foreclosing Creditor's request, appropriate UCC termination statements or partial releases, with respect to any of the Collateral being sold or otherwise disposed of in connection with the liquidation of Borrower's or Grantor's assets upon or after the declaration of a default or an Event of Default by the foreclosing Creditor pursuant to the Loan Agreements or the PG Loan Agreements, as applicable. The proceeds of any Collateral so sold or disposed of shall be applied, after the deduction of any and all costs relating to such sale or disposition (including reasonable attorneys' fees, advertising costs and auctioneer's fees) as set forth in
                  Section 2.1. Notwithstanding the foregoing, each Creditor agrees that in the event it takes any action to accelerate payment of its respective Creditor Claim and to foreclose or realize upon or enforce any of its rights with respect to the Collateral it shall cooperate with each other Creditor in such undertaking and shall take all such actions as are reasonable necessary to ensure that all of the Creditor Claims are paid in full to the maximum extent possible.

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            2.4   Additional   Credit   Extensions.   Subject   to   (i)   any
restrictions on Borrower contained in the Loan Agreements, (ii) maintenance by Borrower and Grantor of the Collateral Value Ratio, and (iii) the provisions of Section 2.1 hereto, the Senior Creditor shall have the right, without the consent of the Junior Creditor, to extend credit to Borrower in excess of the maximum amounts set forth in the Loan Agreements or under any other agreements with Borrower, secured by the Collateral and otherwise having the same priorities as herein contained. The Junior Creditor shall not have the right to extend additional credit to Borrower. Notwithstanding the foregoing, if any such advance(s) are secured by collateral other than the Collateral described hereunder, the Senior Creditor shall have no obligation to marshal the assets of Borrower or Grantor in which it has a lien or security interest before enforcing its rights in the Collateral hereunder, and the Junior Creditor shall have no rights hereunder to share or participate in any proceeds of such other collateral.

            2.5 Accountings. Senior Creditor and Junior Creditor agree to render accounts to the other upon request, giving effect to the application of proceeds of Collateral as hereinbefore provided.

            2.6 Notices of Defaults. Senior Creditor and Junior Creditor agree to use their best efforts to give to the other copies of any notice of the occurrence or existence of an Event of Default sent to Borrower or Grantor simultaneously with the sending of such notice to Borrower or Grantor, but the failure to do so shall not affect the validity of such notice or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party absent actual prejudice to the party not receiving the notice. The sending of such notice shall not give the recipient the obligation to cure such Event of Default.

            2.7   Action  Upon  Repayment  of  Senior   Creditor  or  Junior
Creditor. If either (i) the Senior Creditor Claim is paid in full and the Loan Agreements are terminated or (ii) the Junior Creditor Claim is paid in full and the PG Loan Agreements are terminated, then the lender whose claim is thus fully paid shall release its lien on the Collateral.

            2.8 UCC Notices. In the event that Senior Creditor or Junior Creditor shall be required by the Uniform Commercial Code or any other applicable law to give notice to the other of intended disposition of Collateral, such notice shall be given in accordance with paragraph 3.1 hereof and ten (10) business days' notice shall be deemed to be commercially reasonable.

            2.9 Acknowledgment Regarding Pari Passu Debt. Notwithstanding anything herein to the contrary, the parties hereby acknowledge and agree that the Junior Creditor's security interest in the Collateral shall be senior to any Pari Passu Debt (as defined in the PG Security Agreement) that is not incurred by Borrower in compliance with the Collateral Value Ratio.

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3.    MISCELLANEOUS

            3.1 Notices. All notices hereunder shall be effective upon receipt, and shall be in writing and sent by either certified mail, return receipt requested, telecopy, or overnight delivery, to the addresses as follows:

      If to the Senior Creditor:

            CMC Heartland Partners
            Heartland Partners, L.P.
            330 North Jefferson Court
            Suite 305
            Chicago, IL   60661
            Attn: Larry Adleson

            If to the Junior Creditor:

            PG Oldco, Inc.
            c/o Colombo & Colombo
            40701 Woodward Avenue, Suite 50
            P.O. Box 2028
            Bloomfield Hills, M1 48303-2028
            Attn: David J. Wellman, Esq.
                  Peter VanHeusden

or to such other address or person as any of the parties hereto may designate in writing to the other parties.

            3.2 Contesting Liens or Security Interests. Neither of the Creditors shall contest the validity, perfection, priority or enforceability of any lien or security interest granted to the other in the Collateral and each of the Creditors agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interest.

            3.3 No Additional Rights for Borrower Hereunder. If either Creditor enforces its rights or remedies in violation of the terms of this Agreement, Borrower agrees that it shall not use such violation as a defense to the enforcement by either Creditor under the PG Loan Agreements or the Loan Agreements, as the case may be, nor assert such violation as a counterclaim or basis for set-off or recoupment against either Creditor.

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            3.4   Independent   Credit   Investigations.    Neither   of   the
Creditors, nor any of their respective directors, officers, agents or employees, shall be responsible to the other or to any other person, firm or corporation, for Borrower's solvency, financial condition or ability to repay the Senior Creditor Claim or the Junior Creditor Claim, or for statements of Borrower, oral or written, or for the validity, sufficiency or enforceability of the Senior Creditor Claim or the Junior Creditor Claim, the PG Loan Agreements, the Loan Agreements, or any liens or security interests granted by Borrower to Junior Creditor or Senior Creditor in connection therewith. Each of Junior Creditor and Senior Creditor has entered into its respective
financing   agreements   with   Borrower   based  upon  its  own   independent
investigation, and makes no warranty or representation to the other lender nor does it rely upon any representation of the other lender with respect to matters identified or referred to in this paragraph.

            3.5 Amendments to Financing Arrangements or to this Agreement. Senior Creditor and Junior Creditor shall use their best efforts to notify the other of any amendment or modification in the Loan Agreements or the PG Loan Agreements, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. Senior Creditor and Junior Creditor shall, upon request of the other, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral hereunder. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each to be binding and enforceable.

            3.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

            3.7 Choice of Law. This Agreement shall be governed as to validity, interpretations, enforcement and effect by the laws of the State of Delaware.

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            IN WITNESS  WHEREOF,  the parties have executed this  Agreement as of the day and year first above written.

                                    CMC HEARTLAND PARTNERS


                                    By         s/ Edwin Jacobson
                                    Its     President & CEO



                                    HEARTLAND PARTNERS, L.P.

                                          By Its General Partner
                                          HTI Interests, LLC


                                          By         s/ Edwin Jacobson
                                          Its     President & CEO


                                    PG OLDCO, INC.


                                    By         s/ Peter G. VanHeusden
                                    Its         President


                                    HEARTLAND TECHNOLOGY, INC.


                                    By         s/ Edwin Jacobson
                                    Its     President & CEO


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                         ACKNOWLEDGMENT AND AGREEMENT

            The undersigned acknowledges and agrees to the foregoing terms and provisions. By executing this Agreement, the undersigned agrees to be bound by the provisions hereof as they relate to the relative rights of Junior Creditor and Senior Creditor as between such Creditors. The undersigned further agrees that the terms of this Agreement shall not give the undersigned any substantive rights vis-a-vis either Junior Creditor or Senior Creditor. Notwithstanding anything to the contrary, in the event of any inconsistency between this Agreement and either or both of the Loan Agreements and/or the PG Loan Agreements, the terms of this Agreement shall control.


HTI CLASS B, LLC


By         s/ Edwin Jacobson
Its     President & CEO






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